UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2024
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On June 19, 2024, CDK Global (“CDK”), a third-party provider of certain information systems used by Sonic Automotive, Inc. (the “Company”), notified its dealership customers that CDK had suspended certain systems, including systems used by the Company, in response to a cybersecurity incident impacting CDK. As a result, the Company experienced disruptions to its dealer management system (“DMS”) hosted by CDK, which supports critical dealership operations including those supporting sales, inventory and accounting functions and its customer relationship management (“CRM”) system. All of the Company’s dealerships are open and operating utilizing workaround solutions to minimize the disruption caused by this CDK outage.
Upon detection of the unauthorized activity, the Company immediately took precautionary containment steps to protect the Company’s systems and commenced an investigation of the incident. As the incident is ongoing, the full scope, nature and impact of the incident, including the extent to which the threat actor accessed any customer data, are not yet known.
While this incident has had, and is likely to continue to have, a negative impact on the Company’s business operations until the relevant systems are fully restored, the Company has not yet determined whether the incident is reasonably likely to have a material impact on the Company’s financial condition or results of operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

June 21, 2024	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel